EXHIBIT 10.1

$15,000,000

  COMMERCE HARRISBURG CAPITAL TRUST III
  PENNSYLVANIA COMMERCE BANCORP, INC.

7.75% Capital Securities

(Liquidation Amount $100,000 per Capital Security)

PURCHASE AGREEMENT

September 29, 2006

COMMERCE BANK, N.A.
Commerce Atrium
1701 Route 70 East
Cherry Hill, NJ 08034-5400

Ladies and Gentlemen:

Commerce Harrisburg Capital Trust III (the “Trust”), a statutory trust organized under the Statutory Trust Act (the “Delaware Act”) of the State of Delaware (Chapter 38, Title 12, of the Delaware Code. 12 Del. C. Section 3801 et seq), and Pennsylvania Commerce Bancorp, Inc., a Pennsylvania corporation (the “Company”), as depositor of the Trust and as guarantor, hereby confirms its agreement with you as follows:

Section 1  Introduction.

The Company agrees, upon the terms and conditions set forth in this Purchase Agreement (this “Agreement”), to issue and sell to you (the “Purchaser”), an aggregate liquidation amount of $15,000,000 (the “Capital Securities”) of the Trust.

The Capital Securities and the Common Securities (as defined herein) are to be issued pursuant to the terms of a Declaration of Trust dated as of September 29, 2006 (the “Trust Agreement”), relating to the Trust among the Company, as Sponsor, (and, together with the Trust, the “Offerors”), Wilmington Trust Company, as property trustee (the “Property Trustee”), Wilmington Trust Company, as Delaware trustee (the “Delaware Trustee”) and the Administrative Trustees named therein (collectively, with the Property Trustee, the Delaware Trustee and the Administrative Trustees, the “Issuer Trustees”). The Capital Securities will be guaranteed by the Company on a subordinated basis and subject to certain limitations with respect to distributions and payments upon liquidation, redemption or otherwise (the “Guarantee”) pursuant to the Guarantee Agreement relating to the Capital Securities dated as of September 29, 2006 (the “Guarantee Agreement”), between the Company and Wilmington Trust Company, as Guarantee Trustee (the “Guarantee Trustee”). The

assets of the Trust will consist of junior subordinated deferrable interest debentures, due September 29, 2036, (the “Junior Subordinated Debentures”) of the Company which will be issued under an indenture, as supplemented from time to time, dated as of September 29, 2006 (as so supplemented, the “Indenture”), between the Company and Wilmington Trust Company, as Trustee (the “Debenture Trustee”). Under certain circumstances, the Junior Subordinated Debentures will be distributable to the holders of undivided beneficial interests in the assets of the Trust. The entire proceeds from the sale of the Capital Securities will be combined with the entire proceeds from the sale by the Trust to the Company of the Trust’s common securities (the “Common Securities”), and will be used by the Trust to purchase an equivalent amount of the Junior Subordinated Debentures.

Section 2  Representations and Warranties.

Each of the Offerors represents and warrants to, and agrees with, the Purchaser as follows:

(a)  The Company is duly incorporated and validly existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania with full power and authority (corporate and other) to own, lease, and operate its properties and conduct its business as presently conducted; the Company is duly registered under the Bank Holding Company Act of 1956, as amended (the “BHCA”); the Company has no material subsidiaries except those described in its Annual Report on Form 10-K for the fiscal year ended December 31, 2005 (the “Annual Report”) (each a “Subsidiary”); the Company owns, directly or indirectly, beneficially and of record, all of the outstanding capital stock of each Subsidiary free and clear of any claim, lien, encumbrance or security interest. The Company and each of its Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which any of them own or lease properties, has an office, or in which the business conducted by any of them make such qualification necessary, except where the failure to so qualify would not have a material adverse effect on the condition (financial or otherwise), business, prospects, assets, properties, results of operations, or net worth of the Company or any of the Subsidiaries (“Material Adverse Effect”), and no proceeding has been instituted in any), jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

(b)  The Capital Securities have been duly and validly authorized for issuance and sale to the Purchaser pursuant to this Agreement and, when executed and authenticated in accordance with the terms of the Trust Agreement and delivered to the Purchaser against payment of the consideration set forth herein, will constitute valid and legally binding obligations of the Trust enforceable in accordance with their terms and the Purchaser shall be entitled to the benefits provided by the Trust Agreement. The Trust Agreement has been duly authorized and, when executed by the Trustees thereof and delivered by the Trustees thereof, will have been duly executed and delivered by the Trustees and will constitute the valid and legally binding instrument of the Trustees, enforceable in accordance with its terms, (except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting enforcement of creditors’ rights generally or by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law)). The Junior Subordinated Debentures have been duly and validly authorized for delivery by the Company and, when duly authenticated in accordance with the terms of the Indenture and delivered to the Trust against payment of the consideration set forth herein, will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, readjustment of debt, moratorium, fraudulent conveyance or similar laws relating to or affecting creditors’ rights generally, general equity principles (whether considered in a proceeding in equity or at law)) and the Trust shall be entitled to the benefits provided by the Indenture. The Indenture has been duly authorized and, when executed by the proper officers of the Company and delivered by the Company, will have been duly executed and delivered by the Company and will constitute the valid and legally binding instrument of the Company, enforceable in accordance with its terms, (except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting enforcement of creditors’ rights generally or by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law)).

(c)  Neither the Trust nor the Company or any Subsidiary, is, or with the giving of notice or lapse of time or both will be, in material violation or breach of, or in default under, nor will the execution or delivery of, or the performance and consummation of the transactions contemplated by this Agreement (including the offer, sale, or delivery of the Capital Securities), conflict with, or result in a material violation or breach of, or constitute a material default under, any provision of the organization documents of the Trust or the Articles of Incorporation, Bylaws (as amended or restated) of the Company, or other governing documents of the Trust, the Company or any Subsidiary, or of any provision of any material agreement, contract, mortgage, deed of trust, lease, loan agreement, indenture, note, bond, or other evidence of indebtedness, or other material agreement or instrument to which the Trust, the Company or any Subsidiary is a party or by which any of them is bound or to which any of their properties is subject, nor will the performance by the Offerors of their obligations hereunder violate any material rule, regulation, order, or decree, applicable to the Trust, the Company or any Subsidiary of any court or any regulatory body, administrative agency, or other governmental body having jurisdiction over the Trust, the Company or any Subsidiary or any of their respective properties, or any material order of any court or governmental agency or authority entered in any proceeding to which the Trust, the Company or any Subsidiary was or is now a Party or by which it is bound, except those, which are not material to the Company and the Trust taken as a whole. No consent, approval, filing, authorization, registration, qualification, or order, including with or by any bank regulatory agency, is required for the execution, delivery, and performance of this Agreement or the consummation of the transactions contemplated by this Agreement, other than such that have been obtained or made. This Agreement has been duly authorized, executed and delivered by the Company and the Trust and constitutes a valid and binding obligation of the Company and the Trust and is enforceable against the Company and the Trust in accordance with the terms.

(d)  Beard Miller Company LLP has audited, reviewed, and expressed its opinion with respect to the audited financial statements and schedules of the Company filed with the Securities and Exchange Commission (the “SEC”) as part of the Annual Report, and whose report is included in the Annual Report, are independent accountants as required by the SEC.

(e)  The audited financial statements and the related notes thereto included in the Annual Report present fairly the financial position of the entities purported to be shown thereby as of the respective dates of such financial statements and schedules, and the results of operations and changes in equity and in cash flows of the entities purported to be shown thereby for the respective periods covered thereby, all in conformity with generally accepted accounting principles consistently applied throughout the periods involved, except as may be disclosed in the Annual Report. All material adjustments necessary for a fair presentation of the results of such periods have been made.

(f)  There is no litigation or governmental proceeding, action, or investigation pending or, to the knowledge of the Trust or the Company, threatened, to which the Trust, the Company or any Subsidiary is or may be a party or to which property owned or leased by the Company or any Subsidiary is or may be subject, or related to environmental or discrimination matters which is required to be disclosed in the Annual Report and is not so disclosed.

(g)  Either the Company or a Subsidiary, as the case may be, has good and marketable title in fee simple to all items of real property and good and marketable title to all the personal properties and assets reflected as owned by the Company or a Subsidiary in the Annual Report, in each case clear of all liens, mortgages, pledges, charges, or encumbrances of any kind or nature except those, if any, reflected in the financial statements described above or which are not material to the Company or any Subsidiary; all material properties held or used by the Company or a Subsidiary under leases, licenses, franchises or other agreements are held by them under valid, existing, binding, and enforceable leases, franchises, licenses, or other agreements with respect to which it is not in default.

(h)  Except as reflected in or contemplated by the Annual Report, since the respective dates as of which information has been given in the Annual Report and prior to the Closing Date (as such term is hereinafter defined):

(i)  Neither the Company nor any Subsidiary has or will have incurred any material liabilities or obligations, direct or contingent, or entered into any material transaction not in the ordinary course of business;

(ii)  Neither the Company nor any Subsidiary has or will have paid or declared any dividend or other distribution with respect to its capital stock (other than those consistent with past practices) and neither the Company nor any Subsidiary has or will be delinquent in the payment of principal or interest on any outstanding debt obligations; and

(iii)  There has not been and will not be any material change in capital stock or any material change in the indebtedness of the Company or any Subsidiary (except as may result from the closing of the transactions contemplated by this Agreement), or any adverse change in the condition (financial or otherwise), or any development involving a prospective adverse change in their respective businesses (resulting from litigation or otherwise), prospects, properties, condition (financial or otherwise), net worth, or results of operations which is material to the Company or any Subsidiary.

(i)  There is no contract or other document, transaction, or relationship required to be described in the Annual Report or to be filed as an exhibit to the Annual Report that has not been described or filed, as required.

(j)  All documents delivered or to be delivered by the Offerors or any of their representatives in connection with the issuance and sale of the Capital Securities were on the dates on which they were delivered, or will be on the dates on which they are to be delivered, true, complete, and correct in all material respects.

(k)  The Company and each Subsidiary have filed all necessary federal and all state and foreign income and franchise tax returns and paid all taxes shown as due thereon; and no tax deficiency has been asserted or threatened against the Company or any Subsidiary that would have a Material Adverse Effect.

(l)  Neither the Trust nor the Company or any Subsidiary has, directly or indirectly, at any time:

(i)  made any unlawful contribution to any candidate for political office, or failed to disclose any contribution in violation of law; or

(ii)  made any payment to any federal, state, local, or foreign government officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof or applicable foreign jurisdictions.

(m)  The Company or a Subsidiary owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, servicemark registrations, copyrights, and licenses necessary for the conduct of the business of the Company and the Subsidiaries or ownership of their respective properties, and neither the Company nor any Subsidiary has received notice of conflict with the asserted rights of others in respect thereof which has not been resolved.

(n)  The Company and each Subsidiary have in place and effective such policies of insurance, with limits of liability in such amounts, as are normal and prudent in the ordinary scope of business similar to that of the Company and such Subsidiary in the respective jurisdictions in which they conduct business.

(o)  The Company and each Subsidiary have and hold, and at the Closing Date (as defined herein) will have and hold, and are operating in compliance with, and have fulfilled and performed all of their material obligations with respect to, all permits, certificates, franchises, grants, easements, consents, licenses, approvals, charters, registrations, authorizations, and orders (collectively, “Permits”) required under all laws, rules, and regulations in connection with their respective businesses, and all of such Permits are in full force and effect; and there is no pending proceeding, and neither the Company nor any Subsidiary has received notice of any material threatened proceeding, relating to the revocation or modification of any such Permits. Neither the Company nor any Subsidiary is or has been (by virtue of any action, omission to act, contract to which it is a party or by which it is bound, or any occurrence or state of facts whatsoever) in violation of any applicable federal, state, municipal, or local statutes, laws, ordinances, rules, regulations and/or orders issued pursuant to foreign, federal, state, municipal, or local statutes, laws, ordinances, rules, or regulations (including those relating to any aspect of banking, bank holding companies, environmental protection, occupational safety and health, and equal employment practices) heretofore or currently in effect, except such violation that has been fully cured or satisfied without recourse or that is not reasonably likely to have a Material Adverse Effect.

(p)  The provisions of any employee pension benefit plan (“Pension Plan”) as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), in which the Company or any Subsidiary is a participating employer are in substantial compliance with ERISA, and neither the Company nor any Subsidiary is in material violation of ERISA. The Company, each Subsidiary, or the plan sponsor thereof, as the case may be, has duly and timely filed the reports required to be filed by ERISA in connection with the maintenance of any Pension Plans in which the Company or any Subsidiary is a participating employer, and no facts, including any “reportable event”, as defined by ERISA and the regulations thereunder, exist in connection with any Pension Plan in which the Company or any Subsidiary is a participating employer which might constitute grounds for the termination of such plan by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate U.S. District Court of a trustee to administer any such plan. The provisions of any employee benefit welfare plan, as defined in Section 3(1) of ERISA, in which the Company or any Subsidiary is a participating employer, are in substantial compliance with ERISA, and the Company, any Subsidiary, or the plan sponsor thereof, as the case may be, has duly and timely filed the reports required to be filed by ERISA in connection with the maintenance of any such plans.

(q)  Neither the Company nor the Trust is an open-end investment company, unit investment trust or face-amount certificate company that is, or is required to be registered under Section 8 of the Investment Company Act of 1940, as amended, or subject to regulation under such Act.

(r)  The Company is a member in good standing of the Federal Reserve System and the deposits of each bank or savings bank Subsidiary are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to the legal limits.

(s)  Neither this Agreement nor any certificate, statement or other document delivered or to be delivered by the Offerors or any Subsidiary contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(t)  Any certificate signed by any director or officer of the Company or the Trust, as the case may be, and delivered to the Purchaser or to counsel for the Purchaser shall be deemed a representation and warranty of the Company or the Trust, as the case may be, to the Purchaser as to the matters covered thereby.

Any certificate delivered by the Company or the Trust, as the case may be, to their respective counsel for purposes of enabling such counsel to render an opinion pursuant to Section 6 will also be furnished to the Purchaser and counsel for the Purchaser and shall be deemed to be additional representations and warranties to the Purchaser by the Company and the Trust as to the matters covered thereby.

Section 3  Purchase Sale and Delivery to Purchaser; Closing.

On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Trust and the Company, as the case may be, agree that the Trust will issue and sell to the Purchaser, and the Purchaser agrees, to purchase from the Trust, the Capital Securities. The purchase price for the Capital Securities shall be $15,000,000 (“Purchase Price”).

Payment of the Purchase Price for, and delivery of, the Capital Securities shall be made at the offices of Blank Rome LLP, One Logan Square, Philadelphia, Pennsylvania 19103, or at such other place as shall be agreed upon by the Purchaser, the Trust and the Company, at 11:00 A.M. Eastern Standard Time, on the date of this Agreement, or such other time not later than ten (10) business days after such date as shall be agreed upon by the Purchaser, the Trust and the Company (such time and date of payment and delivery being herein called the “Closing Date”).

Payment for the Capital Securities shall be made to the Trust by wire transfer of next day funds, against delivery to the Purchaser of the Capital Securities to be purchased by it. The Capital Securities shall be issued in the form of one or more fully registered notes in the form of Exhibit A-1 to the Trust Agreement in such name or names as the Purchaser may request in writing at least two business days before the Closing Date.

Section 4  Agreements of the Offerors.

Each of the Offerors covenants and agrees with the Purchaser that:

(a)  The Offerors shall take or cause to be taken in cooperation with the Purchaser and counsel to the Purchaser all actions required in exempting, qualifying or registering the Capital Securities for sale under the Federal securities laws and the Blue Sky Laws of such jurisdictions as the Purchaser may reasonably designate, provided the Offerors shall not be required to qualify generally as foreign corporations or to consent generally to the service of process under the law of any such state (except with respect to the offering and sale of the Capital Securities), and will continue such exemptions, qualifications or registrations in effect so long as reasonably requested by the Purchaser (including, without limitation, compliance with all undertakings given pursuant to such exemptions, qualifications or registrations). In each jurisdiction where any of the Capital Securities shall have been exempted, qualified or registered as provided above, the Offerors will file such reports and statements as may be required to continue such exemption, qualification or registration for a period of not less than one year from the date of this Agreement.

(b)  The Company will furnish to its security holders annual reports containing financial statements audited by independent public accountants and quarterly reports containing financial statements and financial information which may be unaudited. During the period ending ten years after the date of this Agreement, (i) as soon as practicable after the end of the fiscal year, the Company will furnish to the Purchaser two copies of the annual report of the Company containing the consolidated balance sheet of the Company as of the close of such fiscal year and corresponding consolidated statements of earnings, stockholders’ equity and cash flows for the year then ended, such consolidated statements financial statements to be under the certificate or opinion of the Company’s independent accountants, and (ii) the Company will file promptly and will furnish to the Purchaser at or before the filing thereof copies of all reports and any definitive proxy or information statements required to be filed by the Company with the SEC pursuant to Section 13, 14, or 15 of the Securities Exchange Act of 1934, as amended. During such ten-year period the Company also will furnish to the Purchaser one copy of the following:

(i)  as soon as practicable after the filing thereof, each other report, statement, or other document filed by the Company with the SEC;

(ii)  as soon as available, each report, statement, or other document of the Company mailed to its stockholders.

(c)  The Offerors will use their best efforts to satisfy or cause to be satisfied the conditions to the obligations of the Purchaser in Section 6 hereof.

(d)  The Company shall prepare and timely file with the SEC, from time to time, such reports as may be required by the Securities Act Regulations.

(e)  The Trust shall comply in all respects with the undertakings given by the Trust in connection with the exemption, qualification or registration of the Capital Securities for offering and sale under the Federal securities and/or Blue Sky Laws.

(f)  The Trust shall apply the net proceeds from the sale of the Capital Securities to be sold by it hereunder in the manner and for the purposes specified in writing to the Purchaser.

Section 5  Payment of Expenses and Fees.

(a)  Whether or not the transactions contemplated hereunder are consummated, or if this Agreement is terminated for any reason, the Company will pay or cause to be paid the costs, fees, and expenses incurred in connection with the offering of the Capital Securities as follows:

(i)  All costs, fees, and expenses incurred in connection with the performance of the Purchaser, the Company and the Trust’s obligations hereunder, including all fees and expenses of the Purchaser, the Company and the Trust’s accountants and counsel.

(ii)  All filing and registration fees and expenses, including the legal fees and disbursements of counsel, incurred in connection with exempting, qualifying or registering all or any part of the Capital Securities, the Guarantee and the Junior Subordinated Debentures for offer and sale under Federal securities and/or the Blue Sky Laws.

(iii)  All fees and expenses of the Offerors’ registrar and transfer agent, all transfer taxes, if any, and all other fees and expenses incurred in connection with the sale and delivery of the Capital Securities to the Purchaser; and

(iv)  All other costs and expenses incident to the performance of the Company’s and the Trust’s obligations hereunder which are not otherwise provided for in this Section 5(a).

Section 6  Conditions to the Obligations of the Purchaser.

The obligations of the Purchaser under this Agreement shall be subject to the accuracy of the representations and warranties on the part of the Company and the Trust set forth herein as of the Closing Date, and to the accuracy of the statements of the Offerors’ directors and officers, to the performance by the Company and the Trust of their obligations hereunder, and to the following additional conditions, except to the extent expressly waived in writing by the Purchaser:

(a)  The Capital Securities, the Guarantee and the Junior Subordinated Debentures shall have been qualified or registered for sale, or subject to an available exemption from such qualification or registration, under the Federal securities and Blue Sky Laws of such jurisdictions as shall have been reasonably specified by the Purchaser.

(b)  Since the dates as of which information is given in the Annual Report:

(i)  There shall not have been any material adverse change, or any development involving a prospective material adverse change, in the ability of the Company or any Subsidiary to conduct their respective business (whether by reason of any court, legislative, other governmental action, order, decree, or otherwise, or in the general affairs, condition (financial and otherwise), business, prospects, properties, management, financial position or earnings, results of operations, or net worth of the Company or any Subsidiary, whether or not arising from transactions in the ordinary course of business, and

(ii)  Neither the Company nor any Subsidiary shall have sustained any material loss or interference from any labor dispute, strike, fire, flood, windstorm, accident. or other calamity (whether or not insured) or from any court or governmental action, order, or decree, the effect of which on the Company or any Subsidiary, in any such case described in clause (b)(i) or (ii) above, is in the reasonable opinion of the Purchaser so material and adverse as to make it impracticable or inadvisable to proceed with the private offering or the delivery of the Capital Securities on the terms and in the manner contemplated in this Agreement.

(c)  There shall have been furnished to the Purchaser on the Closing Date, except as otherwise expressly provided below:

(i)  The favorable opinion of Mette, Evans & Woodside, counsel to the Company, dated as of the Closing Date, in form and substance substantially in the form and substance reasonably satisfactory to the Purchaser.

(ii)  The favorable opinions, dated the Closing Date, of Richards, Layton & Finger, counsel to the Property Trustee, the Delaware Trustee and the Debenture Trustee, and special Delaware counsel to the Trust, substantially in the form and substance reasonably satisfactory to the Purchaser.

(iii)  The favorable opinion, dated the Closing Date, of Blank Rome LLP, counsel to the Purchaser as to such matters as the Purchaser shall reasonably request.

In rendering such opinions specified in clause (c)(ii), or (iii) above, counsel may rely upon an opinion or opinions, each dated the Closing Date, of other counsel retained by them or the Company as to laws of any jurisdiction other than the United States, the Commonwealth of Pennsylvania or the State of Delaware, provided that (A) such reliance is expressly authorized by each opinion so relied upon and a copy of each such opinion is delivered to the Purchaser, and (B) counsel shall state in their opinion that they believe that they and the Purchaser are justified in relying thereon. Insofar as such opinions involve factual matters, such counsel may rely, to the extent such counsel deems proper, upon certificates of officers of the Company, its subsidiaries and the Trust and certificates of public officials.

(d)  On the Closing Date, a certificate signed by the Chairman of the Board, the President, a Vice Chairman of the Board or any Executive or Senior Vice President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Annual Report and this Agreement and that:

(i)  The representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied in all material respects with all the agreements and satisfied in all material respects all the conditions on its part to be performed or satisfied at or prior to the Closing Date; and

(ii)  Each of the respective signatories of the certificate has carefully examined the Annual Report and any amendments thereto, and such documents contain all statements and information required to be made therein. and neither the Annual Report nor any amendment thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, since the date on which the Annual Report was initially filed, no event has occurred that was required to be set forth in an amendment to the Annual Report that has not been so set forth; and

(iii)  Since the date on which the Annual Report was initially filed with the SEC, there has not been any material adverse change or a development involving a prospective material adverse change in the business, properties, financial condition. or earnings of the Company or any of its Subsidiaries, neither the Company nor any Subsidiary has incurred any material liability or obligation, direct or indirect, or entered into any transaction that is material to the Company or such Subsidiary, as the case may be, since such date and except as disclosed there has not been any material change in the outstanding capital stock of the Company, or any change that is material to the Company or any of its Subsidiaries in the short-term debt or long-term debt of the Company or any Subsidiary; since such date and except as so disclosed, neither the Company nor any of its Subsidiaries have incurred any material contingent obligations, and no material litigation is pending or threatened against the Company or any Subsidiary; and, since such date and except as so disclosed in writing to the Purchaser, neither the Company nor any of its Subsidiaries have sustained any material loss or interference from any strike, fire, flood, windstorm, accident or other calamity (whether or not insured) or from any court or governmental action, order, or decree.

(e)  Prior to the Closing Date, the Company shall have furnished to the Purchaser such further information, certificates and documents as the Purchaser may reasonably request in connection with the offering of the Capital Securities.

If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Purchaser by notice from the Purchaser to the Company at any time without liability on the part of the Purchaser, or the Company, except for expenses to be paid by the Company pursuant to Section 5 hereof or reimbursed by the Company pursuant to Section 7 and except to the extent provided in Section 8.

Section 7  Reimbursement of Purchaser’s Expenses.

If the sale of the Capital Securities provided for herein is not consummated (x) by reason of acts of the Company pursuant to Section 10 hereof which permits termination of this Agreement, (y) by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed pursuant to this Agreement or (z) because any other condition of the Purchaser’s obligations set forth in Section 6 of this Agreement is not fulfilled (unless such failure to perform such agreement or fulfill such condition is due to the default or omission of the Purchaser or its counsel), then the Company, shall reimburse the Purchaser for all reasonable out-of-pocket expenses (including reasonable fees and expenses of their counsel) incurred by them in connection with this Agreement and the proposed purchase of the Capital Securities.

Section 8  Indemnification and Contribution.

(a)  (a)The Company and the Trust agree to jointly and severally indemnify and hold harmless the Purchaser and each person, if any, who controls the Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all losses, claims, damages, expenses, liabilities, or actions in respect thereof (“Claims”), joint or several to which such Purchaser or each such controlling person may become subject under the Securities Act, the Exchange Act, the Securities Act Regulations, Blue Sky Laws or other federal or state statutory laws or regulations, at common law or otherwise (including payments made in settlement of any litigation, if such settlement is effected with the written consent of the Company, which consent shall not be unreasonably withheld), insofar as such Claims arise out of or are based upon the inaccuracy or breach of any representation, warranty, or covenant of the Company or the Trust contained in this Agreement, any untrue statement or alleged untrue statement of any material fact contained in the Annual Report, or any amendment thereto, or in any application filed under any Federal securities or Blue Sky Law or other document executed by the Offerors for that purpose or based upon written information furnished by the Offerors and filed in any state or other jurisdiction to exempt, to qualify or register any or all of the Capital Securities under the securities laws thereof (any such document, application, or information being hereinafter called a “Blue Sky Application”), or arise out of or are based upon the omission or alleged omission to state in any of the foregoing a material fact required to be stated therein or necessary to make the statements therein not misleading. The Company agrees to reimburse the Purchaser and each such controlling person promptly for any reasonable legal fees or other expenses incurred by the Purchaser or any such controlling person in connection with investigating or defending any such Claim or appearing as a third-party witness in connection with any such Claim.

(b)  Promptly after receipt by an indemnified party under subsection (a) of this Section 8 of notice of the commencement of any action in respect of a Claim, such indemnified party will, if a Claim in respect thereof is to be made against an indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof. In case any such action is brought against any indemnified party, and such indemnified party notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in and, to the extent that it may wish, jointly with all other indemnifying Parties, similarly notified, assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to the indemnified party and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.

(c)  Upon receipt of notice from the indemnifying party to such indemnified party of the indemnifying party’s election to assume the defense of such action and upon approval by the indemnified party of counsel selected by the indemnifying party, the indemnifying party will not be liable to such indemnified party under subsection (a) of this Section 8 for any legal fees or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, unless:

(i)  the indemnified party shall have employed separate counsel in connection with the assumption of legal defenses in accordance with the proviso to the last sentence of subsection b of this Section (it being understood, however, that the indemnified party shall not be liable for the legal fees and expenses of more than one separate counsel, if one or both of the Purchaser or their controlling persons are the indemnified parties); or

(ii)  the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the indemnified party’s notice to the indemnifying party of commencement of the action; or

(d)  The obligations of the Company, the Trust and the Purchaser under this Section 8 shall be in addition to any liability that the Company, the Trust or the Purchaser may otherwise have.

Section 9  Effective Date.

This Agreement shall become effective immediately on the date hereof.

Section 10  Termination.

Without limiting the right to terminate this Agreement pursuant to any other provision hereof, this Agreement may be terminated by the Purchaser prior to the Closing Date, if:

(a)  The Offerors shall have failed, refused, or been unable, at or prior to the Closing Date to perform any agreement on its part to be performed hereunder.

(b)  Any other condition to the obligations of the Purchaser hereunder is not fulfilled; or

(c)  In the reasonable judgment of the Purchaser, payment for and delivery of the Capital Securities is rendered impracticable or inadvisable because:

(i)  Any event shall have occurred or shall exist that makes untrue or incorrect in any material respect any statement or information contained in the Annual Report or that is not reflected in the Annual Report but should be reflected therein to make the statements or information contained therein not misleading in any material respect; or

(ii)  Any outbreak or escalation of major hostilities or other national or international calamity or any substantial change in political, financial or economic conditions shall have occurred or shall have accelerated to such extent, in the reasonable judgment of the Purchaser, as to have a material adverse effect on the general securities market or make it impracticable or inadvisable to proceed with completion of the sale and payment for the Capital Securities as provided in this Agreement.

Any termination pursuant to this Section 10 shall be without liability on the part of the Purchaser to the Company or on the part of the Company to the Purchaser (except for expenses to be paid by the Company pursuant to Section 5 or reimbursed by the Company pursuant to Section 7 and except as to indemnification to the extent provided in Section 8).

Section 11  Representations and Indemnities to Survive Delivery.

The respective indemnity and contribution agreements of the Company and the representations, warranties, covenants, other statements of the Offerors and of their directors and officers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Purchaser or any of their officers, directors, or any controlling person and will survive delivery of and payment for the Capital Securities sold hereunder or the termination or cancellation of this Agreement.

Section 12  Notices.

All communications hereunder shall be in writing and, if sent to the Company, will be mailed, delivered, or telecopied (with receipt confirmed) to

Pennsylvania Commerce Bancorp, Inc.
c/o Commerce Bank/Harrisburg, N.A.
3801 Paxton Street
Harrisburg, PA 17111
Attention: Mark Zody

With copies to:

Mette, Evans & Woodside
3401 North Front Street
P. O. Box 5950
Harrisburg, PA 17110-0950
Attn: Timothy Hoy, Esquire

If sent to the Trust, will be mailed, delivered, or telecopied (with receipt confirmed) to

Commerce Harrisburg Capital Trust II
c/o Commerce Bank/Harrisburg, N.A.
3801 Paxton Street
Harrisburg, PA 17111
Attention: Mark Zody

With copies to:

Mette, Evans & Woodside
3401 North Front Street
P. O. Box 5950
Harrisburg, PA 17110-0950
Attn: Timothy Hoy, Esquire

and if sent to the Purchaser, will be mailed, delivered, or telecopied (with receipt confirmed) to:

Commerce Bank, N.A.
Commerce Atrium
1701 Route 70 East
Cherry, Hill, NJ 08034-5400
Attention: Douglas J. Pauls

With copies to

Blank Rome LLP
One Logan Square
Philadelphia, PA 19103
Attention: Lawrence R. Wiseman, Esquire

Section 13  Successors.

This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors or assigns, and to the benefit of the directors and officers (and their personal representatives) and controlling persons referred to in Section 8, and no other person shall acquire or have any right or obligation hereunder.

Section 14  Partial Unenforceability.

If any section, subsection, clause, or provision of this Agreement is for any reason determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other section, subsection, clause, or provision hereof.

Section 15  Governing Law; Submission to Jurisdiction; Appointment of Agent for Service of Process.

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflict of laws. The parties hereto hereby declare that it is their intention that this Agreement shall be regarded as made under the laws of the State of Delaware and that the laws of said State shall be applied in interpreting its provisions in all cases where legal interpretation shall be required. Each of the parties hereto agrees (a) that this Agreement involves at least $100,000.00, and (b) that this Agreement has been entered into by the parties hereto in express reliance upon 6 Del. C.§ 2708. Each of the parties hereto hereby irrevocably and unconditionally agrees (a) to be subject to the jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware, and (b) (1) to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party's agent for acceptance of legal process, and (2) that, to the fullest extent permitted by applicable law, service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service, and that service made pursuant to (b) (1) or (2) above shall, to the fullest extent permitted by applicable law, have the same legal force and effect as if served upon such party personally within the State of Delaware. .

Section 16  Entire Agreement.

This Agreement embodies the entire agreement among the parties hereto with respect to the transactions contemplated herein, and there have been and are no agreements among the parties with respect to such transactions other than as set forth or provided for herein.

Section 17  Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed counterparts hereof, whereupon it will become a binding agreement among the Company, the Trust and the Purchaser, in accordance with its terms.

Very truly yours,

COMMERCE BANK, N.A.

By: _____________________
Name:
Title:

COMMERCE HARRISBURG CAPITAL TRUST III

By: _____________________
Name:
Title:

PENNSYLVANIA COMMERCE BANCORP, INC.

By: _____________________
Name:
Title: